Exhibit 5.4

[Letterhead of Richards, Layton & Finger, P.A.]

October 1, 2013

The Trusts Listed On Schedule I

  Attached Hereto

The Partnerships Listed On Schedule II

  Attached Hereto

c/o Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	The Trusts Listed On Schedule I Attached Hereto and The Partnerships Listed On Schedule II Attached Hereto

Ladies and Gentlemen:

We have acted as special Delaware counsel for the Trusts listed on Schedule I attached hereto, each a Delaware statutory trust (collectively referred to as the “Trusts” and individually referred to as a “Trust”), and for the Partnerships listed on Schedule II attached hereto, each a Delaware limited partnership (collectively referred to as the “Partnerships” and individually referred to as a “Partnership”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Certificate of Trust of each Trust listed on Exhibit A attached hereto as filed with the Secretary of State of the State of Delaware (the “Secretary of State”);

The Trusts and Partnerships Listed On Schedule I

  and Schedule II Attached Hereto

October 1, 2013

(b)	The Trust Agreement or Declaration of Trust, and related organizational documents, of each Trust listed on Exhibit B attached hereto;

(c)	The Amended and Restated Trust Agreement or Declaration of Trust of each Trust listed on Exhibit C attached hereto;

(d)	The Certificate of Limited Partnership of each Partnership listed on Exhibit D attached hereto as filed with the Secretary of State;

(e)	The Agreement of Limited Partnership, and related organizational documents, of each Partnership listed on Exhibit E attached hereto;

(f)	The Amended and Restated Agreement of Limited Partnership of each Partnership listed on Exhibit F attached hereto;

(g)

The Post-Effective Amendment No. 1 to Registration Statement (the “Registration Statement”) on Form S-3, including a prospectus (the “Prospectus”) of Bank of America (as defined on Exhibit E attached hereto), the Capital Trusts (as defined on Schedule I attached hereto) with respect to, among other things, the trust preferred securities of the Capital Trusts representing undivided beneficial interests in the assets of the Capital Trusts (each, a “Capital Security” and collectively, the “Capital Securities”), the Preferred Trusts (as defined on Schedule I attached hereto) with respect to, among other things, the trust preferred securities of the Preferred Trusts representing undivided beneficial interests in the assets of the Preferred Trusts (each, a “Trust Preferred Security” and collectively, the “Trust Preferred Securities”), and the Partnerships with respect to, among other things, the partnership preferred securities of the Partnerships representing limited partner interests in the Partnerships (each, a “Partnership Preferred Security” and collectively, the “Partnership Preferred Securities”), to be filed by, inter alia, Bank of America, the Trusts and the Partnerships with the Securities and Exchange Commission on or about October 1, 2013;

(h)	A Certificate of Good Standing for each of the Trusts, dated September 30, 2013, obtained from the Secretary of State; and

(i)	A Certificate of Good Standing for each of the Partnerships, dated September 30, 2013, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the applicable Trust Agreement (as defined on Exhibit C attached hereto) or Partnership Agreement (as defined on Exhibit F attached hereto).

The Trusts and Partnerships Listed On Schedule I

  and Schedule II Attached Hereto

October 1, 2013

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each of the Trust Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Trust Agreements and the Trust Certificates (as defined on Exhibit A attached hereto) are in full force and effect and have not been amended, (ii) that each of the Partnership Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Partnership, and that the Partnership Agreements and the LP Certificates (as defined on Exhibit D attached hereto) are in full force and effect and have not been amended, (iii) except to the extent provided in paragraphs 1 and 4 below, the due creation, due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of each natural person who is a signatory to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a Capital Security was issued by a Capital Trust (collectively, the “Capital Security Holders”) of a Capital Securities Certificate (as defined in the applicable Capital Trust Agreement (as defined on Exhibit C attached hereto)) evidencing ownership of such Capital Security and the payment for the Capital Security acquired by it, in accordance with the applicable Capital Trust Agreement, (viii) that the Capital Securities were issued and sold to the Capital Security Holders in accordance with the applicable Capital Trust Agreement, (ix) the receipt by each Person to whom a Trust Preferred Security was issued by a Preferred Trust (collectively, the “Preferred Security Holders”) of a Trust Preferred Security Certificate (as defined in the applicable Preferred Trust Agreement (as defined on Exhibit C attached hereto)) evidencing ownership of such Trust Preferred Security and the payment for the Trust Preferred Security acquired by it, in accordance with the applicable Preferred Trust Agreement, (x) that the Trust Preferred Securities were issued and sold to the Preferred Security

The Trusts and Partnerships Listed On Schedule I

  and Schedule II Attached Hereto

October 1, 2013

Holders in accordance with the applicable Preferred Trust Agreement, (xi) the receipt by the property trustee of Trust Preferred III, Trust Preferred IV or Trust Preferred V (each as defined on Schedule I attached hereto), as applicable (a “Partnership Preferred Security Holder”), of a Certificate Evidencing Partnership Preferred Securities (as defined in the applicable Partnership Agreement) of the applicable Partnership and the payment for the Partnership Preferred Security acquired by it, in accordance with the applicable Partnership Agreement, (xii) that the books and records of each Partnership set forth all information required by its Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “Partnership Act”), including all information with respect to all Persons to be admitted as Partners and their contributions to the applicable Partnership, and (xiii) that the Partnership Preferred Securities were issued and sold to the applicable Partnership Preferred Security Holder in accordance with the applicable Partnership Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

2. The Capital Securities represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Capital Trust. The Trust Preferred Securities represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Preferred Trust.

3. The Capital Security Holders, as beneficial owners of a Capital Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the applicable Capital Trust Agreement. The Preferred Security Holders, as beneficial owners of a Preferred Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the applicable Preferred Trust Agreement.

The Trusts and Partnerships Listed On Schedule I

  and Schedule II Attached Hereto

October 1, 2013

4. Each of the Partnerships has been duly formed and is validly existing in good standing as a limited partnership under the Partnership Act.

5. The Partnership Preferred Securities represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited partner interests in the applicable Partnership.

6. Assuming that a Partnership Preferred Security Holder, as a limited partner of a Partnership, does not participate in the control of the business of such Partnership, such Partnership Preferred Security Holder, as a limited partner of such Partnership, will have no liability in excess of its obligations to make payments provided for in the applicable Partnership Agreement and its share of such Partnership’s assets and undistributed profits (subject to the obligation of such Partnership Preferred Security Holder to repay any funds wrongfully distributed to it).

7. There are no provisions in any Partnership Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that a Partnership Preferred Security Holder, as a limited partner of a Partnership, takes no action other than actions permitted by the applicable Partnership Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause such Partnership Preferred Security Holder, as a limited partner of such Partnership, to be deemed to be participating in the control of the business of such Partnership.

With respect to the opinions set forth herein, the term “Partnership Preferred Security Holder” does not include a Person acting in its capacity as a general partner of any Partnership.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

BJK/SDP

Schedule I

Merrill Lynch Capital Trust I (“Trust I”)

Merrill Lynch Capital Trust II (“Trust II”)

Merrill Lynch Capital Trust III (“Trust III”)

Merrill Lynch Preferred Capital Trust III (“Trust Preferred III”)

Merrill Lynch Preferred Capital Trust IV (“Trust Preferred IV”)

Merrill Lynch Preferred Capital Trust V (“Trust Preferred V”)

Trust I, Trust II and Trust III are collectively referred to as the “Capital Trusts.” Trust Preferred III, Trust Preferred IV and Trust Preferred V are collectively referred to as the “Preferred Trusts.”

Schedule II

Merrill Lynch Preferred Funding III, L.P. (“Partnership III”)

Merrill Lynch Preferred Funding IV, L.P. (“Partnership IV”)

Merrill Lynch Preferred Funding V, L.P. (“Partnership V”)

Exhibit A

The Certificate of Trust of Trust I, dated as of December 5, 2006, as filed in the office of the Secretary of State on December 6, 2006, as amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on January 15, 2008, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on June 30, 2008.

The Certificate of Trust of Trust II, dated as of April 19, 2007, as filed in the office of the Secretary of State on April 19, 2007, as amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on January 15, 2008, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on June 30, 2008.

The Certificate of Trust of Trust III, dated as of August 9, 2007, as filed in the office of the Secretary of State on August 9, 2007, as amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on January 15, 2008, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on June 30, 2008.

The Certificate of Trust of Trust Preferred III, dated December 19, 1997, as filed in the office of the Secretary of State on December 19, 1997, as amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on August 3, 2000, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on March 14, 2005, as further amended by the Certificate of Amendment thereto, as filed in the office of the Secretary of State on April 8, 2009.

The Certificate of Trust of Trust Preferred IV, dated December 19, 1997, as filed in the office of the Secretary of State on December 19, 1997, as amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on August 3, 2000, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on March 14, 2005, as further amended by the Certificate of Amendment thereto, as filed in the office of the Secretary of State on April 8, 2009.

The Certificate of Trust of Trust Preferred V, dated January 8, 1998, as filed in the office of the Secretary of State on January 8, 1998, as amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on August 3, 2000, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on March 14, 2005, as further amended by the Certificate of Amendment thereto, as filed in the office of the Secretary of State on April 8, 2009.

The documents listed on this Exhibit A are collectively referred to as the “Trust Certificates.”

Exhibit B

The Trust Agreement of Trust I, dated as of December 5, 2006, by and among Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), as sponsor, and the trustees of Trust I named therein.

An Instrument of Appointment of Administrative Trustee of Trust I, dated as of September 20, 2011, by the Company and accepted by Angela C. Jones.

A Removal and Appointment of Administrative Trustees of Trust I, dated as of February 23, 2012, by the Company and acknowledged and agreed to by Timothy L. Pratt.

A specimen Capital Security Certificate, dated December 14, 2006, registered in the name of Cede & Co., relating to 42,000,000 of Trust I’s Capital Securities.

The Trust Agreement of Trust II, dated as of April 19, 2007, by and among the Company, as sponsor, and the trustees of Trust II named therein.

An Instrument of Appointment of Administrative Trustee of Trust II, dated as of September 20, 2011, by the Company and accepted by Angela C. Jones.

A Removal and Appointment of Administrative Trustees of Trust II, dated as of February 23, 2012, by the Company and acknowledged and agreed to by Timothy L. Pratt.

A specimen Capital Security Certificate, dated May 2, 2007, registered in the name of Cede & Co., relating to 20,000,000 of Trust II’s Capital Securities.

A specimen Capital Security Certificate, dated May 2, 2007, registered in the name of Cede & Co., relating to 18,000,000 of Trust II’s Capital Securities.

The Trust Agreement of Trust III, dated as of August 9, 2007, by and among the Company, as sponsor, and the trustees of Trust III named therein.

An Instrument of Appointment of Administrative Trustee of Trust III, dated as of September 20, 2011, by the Company and accepted by Angela C. Jones.

A Removal and Appointment of Administrative Trustees of Trust III, dated as of February 23, 2012, by the Company and acknowledged and agreed to by Timothy L. Pratt.

A specimen Capital Security Certificate, dated August 22, 2007, registered in the name of Cede & Co., relating to 20,000,000 of Trust III’s Capital Securities.

A specimen Capital Security Certificate, dated August 22, 2007, registered in the name of Cede & Co., relating to 10,000,000 of the Trust III’s Capital Securities.

The Declaration of Trust of Trust Preferred III, dated as of December 19, 1997, by and among the Company, as sponsor, and the trustees of Trust Preferred III named therein.

A Removal and Appointment of Delaware Trustee and Property Trustee of Trust Preferred III, dated as of April 8, 2009, by the Common Holder (as defined therein) and acknowledged and agreed to by BNY Mellon Trust of Delaware and The Bank of New York Mellon.

An Instrument of Appointment of Regular Trustee of Trust Preferred III, dated as of May 11, 2011, by the Company and accepted by Angela C. Jones.

A Removal of Regular Trustees of Trust Preferred III, dated as of February 23, 2012, by the Company.

A specimen Preferred Security Certificate, dated January 16, 1998, registered in the name of Cede & Co., relating to 30,000,000 of Trust Preferred III’s 7% Trust Preferred Securities.

The Declaration of Trust of Trust Preferred IV, dated as of December 19, 1997, by and among the Company, as sponsor, and the trustees of Trust Preferred IV named therein.

A Removal and Appointment of Delaware Trustee and Property Trustee of Trust Preferred IV, dated as of April 8, 2009, by the Common Holder (as defined therein) and acknowledged and agreed to by BNY Mellon Trust of Delaware and The Bank of New York Mellon.

An Instrument of Appointment of Regular Trustee of Trust Preferred IV, dated as of May 11, 2011, by the Company and accepted by Angela C. Jones.

A Removal of Regular Trustees of Trust Preferred IV, dated as of February 23, 2012, by the Company.

A specimen Preferred Security Certificate, dated June 19, 1998, registered in the name of Cede & Co., relating to 16,000,000 of Trust Preferred IV’s 7.12% Trust Preferred Securities.

The Declaration of Trust of Trust Preferred V, dated as of January 8, 1998, by and among the Company, as sponsor, and the trustees of Trust Preferred V named therein.

A Removal and Appointment of Delaware Trustee and Property Trustee of Trust Preferred V, dated as of April 8, 2009, by the Common Holder (as defined therein) and acknowledged and agreed to by BNY Mellon Trust of Delaware and The Bank of New York Mellon.

An Instrument of Appointment of Regular Trustee of Trust Preferred V, dated as of May 11, 2011, by the Company and accepted by Angela C. Jones.

A Removal of Regular Trustees of Trust Preferred V, dated as of February 23, 2012, by the Company.

A specimen Preferred Security Certificate, dated November 3, 1998, registered in the name of Cede & Co., relating to 34,000,000 of Trust Preferred V’s 7.28% Trust Preferred Securities.

Exhibit C

The Amended and Restated Trust Agreement of Trust I (including Exhibits A and B thereto), dated as of December 14, 2006 (the “Trust I Agreement”), among the Company, as the sponsor, the trustees of Trust I named therein, and the holders, from time to time, of undivided beneficial interests in the assets of Trust I.

The Amended and Restated Trust Agreement of Trust II (including Exhibits A and B thereto), dated as of May 2, 2007 (the “Trust II Agreement”), among the Company, as the sponsor, the trustees of Trust II named therein, and the holders, from time to time, of undivided beneficial interests in the assets of Trust II.

The Amended and Restated Trust Agreement of Trust III (including Exhibits A and B thereto), dated as of August 22, 2007 (the “Trust III Agreement”), among the Company, as the sponsor, the trustees of Trust III named therein, and the holders, from time to time, of undivided beneficial interests in the assets of Trust III.

The Amended and Restated Declaration of Trust of Trust Preferred III (including Exhibits A-1 and A-2 thereto), dated as of January 12, 1998 (the “Trust Preferred III Agreement”), among the Company, as the sponsor, the trustees of Trust Preferred III named therein, and the holders, from time to time, of undivided beneficial interests in the assets of Trust Preferred III.

The Amended and Restated Declaration of Trust of Trust Preferred IV (including Exhibits A-1 and A-2 thereto), dated as of June 16, 1998 (the “Trust Preferred IV Agreement”), among the Company, as the sponsor, the trustees of Trust Preferred IV named therein, and the holders, from time to time, of undivided beneficial interests in the assets of Trust Preferred IV.

The Amended and Restated Declaration of Trust of Trust Preferred V (including Exhibits A-1 and A-2 thereto), dated as of October 29, 1998 (the “Trust Preferred V Agreement”), among the Company, as the sponsor, the trustees of Trust Preferred V named therein, and the holders, from time to time, of undivided beneficial interests in the assets of Trust Preferred V.

The documents listed on this Exhibit C are collectively referred to as the “Trust Agreements.” The Trust I Agreement, the Trust II Agreement and the Trust III Agreement are collectively referred to as the “Capital Trust Agreements.” The Trust Preferred III Agreement, the Trust Preferred IV Agreement and the Trust Preferred V Agreement are collectively referred to as the “Preferred Trust Agreements.”

Exhibit D

The Certificate of Limited Partnership of Partnership III, dated as of December 19, 1997, as filed in the office of the Secretary of State on December 19, 1997, as amended by the Certificate of Amendment thereto, dated as of September 30, 2013, as filed in the office of the Secretary of State on September 30, 2013 and effective on October 1, 2013.

The Certificate of Limited Partnership of Partnership IV, dated as of December 19, 1997, as filed in the office of the Secretary of State on December 19, 1997, as amended by the Certificate of Amendment thereto, dated as of September 30, 2013, as filed in the office of the Secretary of State on September 30, 2013 and effective on October 1, 2013.

The Certificate of Limited Partnership of Partnership V, dated as of January 8, 1998, as filed in the office of the Secretary of State on January 8, 1998, as amended by the Certificate of Amendment thereto, dated as of September 30, 2013, as filed in the office of the Secretary of State on September 30, 2013 and effective on October 1, 2013.

The documents listed on this Exhibit D are collectively referred to as the “LP Certificates.”

Exhibit E

The Agreement of Limited Partnership of Partnership III, dated as of December 19, 1997, between the Company, as the general partner, and Merrill Lynch Group, Inc., a Delaware corporation, as the initial limited partner (the “Initial Limited Partner”).

A specimen Certificate Evidencing Partnership Preferred Securities of Partnership III, dated January 16, 1998, representing 30,927,840 7% Partnership Preferred Securities.

The Assignment and Assumption Agreement, dated as of October 1, 2013, between the Company and Bank of America Corporation, a Delaware corporation (“Bank of America”), relating to the general partner interest in Partnership III.

The Agreement of Limited Partnership of Partnership IV, dated as of December 19, 1997, between the Company, as the general partner, and the Initial Limited Partner.

A specimen Certificate Evidencing Partnership Preferred Securities of Partnership IV, effective as of June 19, 1998, representing 16,494,880 7.12% Partnership Preferred Securities.

The Assignment and Assumption Agreement, dated as of October 1, 2013, between the Company and Bank of America, relating to the general partner interest in Partnership IV.

The Agreement of Limited Partnership of Partnership V, dated as of January 8, 1998, between the Company, as the general partner, and the Initial Limited Partner.

A specimen Certificate Evidencing Partnership Preferred Securities of Partnership V, dated November 3, 1998, representing 35,052,000 7.28% Partnership Preferred Securities.

The Assignment and Assumption Agreement, dated as of October 1, 2013, between the Company and Bank of America, relating to the general partner interest in Partnership V.

Exhibit F

The Amended and Restated Agreement of Limited Partnership of Partnership III (including Annex A thereto), dated as of January 16, 1998, among the Company, as the general partner, the Initial Limited Partner and such other Persons who become Limited Partners.

The Amended and Restated Agreement of Limited Partnership of Partnership IV (including Annex A thereto), dated as of June 19, 1998, among the Company, as the general partner, the Initial Limited Partner and such other Persons who become Limited Partners.

The Amended and Restated Agreement of Limited Partnership of Partnership V (including Annex A thereto), dated as of November 3, 1998, among the Company, as the general partner, the Initial Limited Partner and such other Persons who become Limited Partners.

The documents listed on this Exhibit F are collectively referred to as the “Partnership Agreements.”